Filed pursuant to Rule 424(b)(3)

Registration No. 333-280557

21SHARES SOLANA ETF

SUPPLEMENT NO. 7 DATED JULY 27, 2026

TO THE PROSPECTUS DATED NOVEMBER 18, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of 21Shares Solana ETF (the “Trust”), dated November 18, 2025 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include the Trust’s Current Report on Form 8-K filed on July 27, 2026.

Current Report on Form 8-K

On July 27, 2026, the Trust filed its Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission. The Report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

21SHARES SOLANA ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42904	39-6900299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

158 W. 27th Street
New York, New York	10001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of 21Shares Solana ETF	TSOL	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sponsor Fee Waiver

On July 27, 2026, 21Shares US LLC (the “Sponsor”) agreed to voluntarily waive the sponsor fee it receives from 21Shares Solana ETF (the “Trust”) as compensation for the Sponsor’s services rendered to the Trust for a period of one year beginning on July 28, 2026 and ending on July 27, 2027.

Press Release

On July 27, 2026, the Trust issued a press release, attached hereto as Exhibit 99.1, announcing the fee waiver.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2026	21SHARES SOLANA ETF

21Shares US LLC, as Sponsor of 21Shares Solana ETF

	By:	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President

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